EXHIBIT 23.2



                CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements pertaining to the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. (Form S-8 No. 33-61415) and the 1999 Omnibus Securities Plan of Temtex Industries, Inc. (Form S-8 333-34458) of our report dated October 31, 2001 with respect to the consolidated financial statements of Temtex Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 2002.


                                           /s/ Ernst & Young LLP
Dallas, Texas

December 9, 2002